Exhibit 23.1

Consent of Independent Registered Accounting Firm

To the Board of Directors and
Stockholders of Golf Trust of America, Inc.

Charleston, South Carolina

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56251, No. 333-39624 and No. 333-39622) and Form S-8 (No. 333-46657, No. 333-39628 and No. 333-46659) of our report dated March 19, 2009, related to the audit of the consolidated financial statements of Golf Trust of America, Inc. and Subsidiaries as of December 31, 2008 and for the year then ended, included in the Proxy Statement of Golf Trust of America, Inc. and Subsidiaries filed on Schedule 14A on February 8, 2010 and included in the December 31, 2008 Annual Report on Form 10-K and our report dated January 10, 2010 with respect to the audit of the combined and consolidated financial statements of Pernix Therapeutics, Inc. as of December 31, 2008 and 2007 and for the two years then ended.

/s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina

February 8, 2010